CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports pertaining to Western-Southern Life Assurance Company (statutory-basis) and Western-Southern Life Assurance Company Separate Account 1 dated March 31, 2004 and April 5, 2004, respectively, in Post-Effective Amendment No. 15 (Form N-4 No. 033-76582) and Post-Effective Amendment No. 25 (Form N-4 No. 811-08420) to the Registration Statement and related Statement of Additional Information of Western-Southern Life Assurance Company Separate Account 1.


                                                  /s/ Ernst & Young LLP


Cincinnati, Ohio
April 26, 2004